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                                                                Exhibit No. 5(d)


                               DEALER AGREEMENT

                             BRINSON MONEY SERIES

  AGREEMENT made as of May 9, 2001 between Brinson Advisors, Inc. ("Brinson Advisors"), a Delaware corporation, and UBS PaineWebber Inc. ("UBS PaineWebber"), a Delaware corporation.

  WHEREAS Brinson Money Series ("Fund") is a Delaware business trust registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company; and

  WHEREAS the Fund currently offers distinct series of shares of beneficial interest ("Series"), each of which corresponds to a distinct portfolio, one of which has been designated as Brinson Select Money Market Fund, for which the Fund's board of trustees ("Board") has established an unlimited number of shares of beneficial interest ("Shares"); and

  WHEREAS Brinson Advisors has entered into a Principal Underwriting Contract with the Fund ("Underwriting Contract") pursuant to which Brinson Advisors serves as principal underwriter in connection with the offering and sale of the Shares of the above-referenced Series and of such other Series as may hereafter be designated by the Board and have one or more classes of Shares established; and

  WHEREAS Brinson Advisors desires to retain UBS PaineWebber as its agent in connection with the offering and sale of the Shares of each Series and to delegate to UBS PaineWebber performance of certain of the services which Brinson Advisors provides to the Fund under the Underwriting Contract; and

  WHEREAS UBS PaineWebber is willing to act as Brinson Advisors' agent in connection with the offering and sale of such Shares and to perform such services on the terms and conditions hereinafter set forth;

  NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, Brinson Advisors and UBS PaineWebber agree as follows:

  1.  Appointment.  Brinson Advisors hereby appoints UBS PaineWebber as its
      -----------
agent to sell and to arrange for the sale of the Shares on the terms and for the period set forth in this Agreement. Brinson Advisors also appoints UBS PaineWebber as its agent for the performance of certain other services set forth herein, which Brinson Advisors provides to the Fund under the Underwriting Contract. UBS PaineWebber hereby accepts such appointments and agrees to act hereunder. It is understood, however, that these appointments do not preclude Brinson Advisors from entering into agreements with other registered and qualified retail dealers for the sale of Shares or preclude sales of the Shares directly through the Fund's transfer agent in the manner set forth in the Registration Statement. As used in this Agreement, the term "Registration Statement" shall mean the currently effective Registration Statement of the Fund, and any supplements thereto, under the Securities Act of 1933, as amended ("1933 Act"), and the 1940 Act.
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  2.  Services, Duties and Representations of UBS PaineWebber.
      -------------------------------------------------------

  (a) UBS PaineWebber agrees to sell the Shares on a best efforts basis from time to time during the term of this Agreement as agent for Brinson Advisors and upon the terms described in this Agreement and the Registration Statement.

  (b) Upon the later of the date of this Agreement or the initial offering of Shares by a Series to the public, UBS PaineWebber will hold itself available to receive orders, satisfactory to UBS PaineWebber and Brinson Advisors, for the purchase of Shares and will accept such orders on behalf of Brinson Advisors and the Fund as of the time of receipt of such orders and will promptly transmit such orders as are accepted to the Fund's transfer agent. Purchase orders shall be deemed effective at the time and in the manner set forth in the Registration Statement.

  (c) The offering price of the Shares shall be the net asset value per share as next determined by the Fund following receipt of an order at UBS PaineWebber's principal office as set forth in the Registration Statement. Brinson Advisors shall promptly furnish or arrange for the furnishing to UBS PaineWebber from the Fund of a statement of each computation of net asset value.

  (d) UBS PaineWebber shall not be obligated to sell any certain number of Shares.

  (e) UBS PaineWebber represents and warrants that: (i) it is a member in good standing of the NASD and agrees to abide by the Conduct Rules of the NASD; (ii) it is registered as a broker-dealer with the Securities and Exchange Commission;
(iii) it will maintain any filings and licenses required by federal and state laws to conduct the business contemplated under this Agreement; and (iv) it will comply with all federal and state laws and regulations applicable to the offer and sale of the Shares.

  (f) UBS PaineWebber shall not incur any debts or obligations on behalf of Brinson Advisors or the Fund. UBS PaineWebber shall bear all costs that it incurs in selling the Shares and in complying with the terms and conditions of this Agreement as more specifically set forth in paragraph 8.

  (g) UBS PaineWebber shall not permit any employee or agent to offer or sell Shares to the public unless such person is duly licensed under applicable federal and state laws and regulations.

  (h) UBS PaineWebber shall not (i) furnish any information or make any representations concerning the Shares other than those contained in the Registration Statement or in sales literature or advertising that has been prepared or approved by Brinson Advisors as provided in paragraph 6 or (ii) offer or sell the Shares in jurisdictions in which they have not been approved for offer and sale.

  3.  Services Not Exclusive.  The services furnished by UBS PaineWebber
      ----------------------
hereunder are not to be deemed exclusive and UBS PaineWebber shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

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  4.  Compensation.
      ------------

  UBS PaineWebber shall be compensated by Brinson Advisors in the amount set forth on Schedule A hereto. Such amount may be changed from time to time with the express written consent of the parties to this Agreement.

  5.  Duties of Brinson Advisors.
      --------------------------

  (a) It is understood that the Fund reserves the right at any time to withdraw all offerings of any class or classes of Shares of any or all Series by written notice to Brinson Advisors.

  (b) Brinson Advisors shall keep UBS PaineWebber fully informed of the Fund's affairs and shall make available to UBS PaineWebber copies of all information, financial statements and other papers that UBS PaineWebber may reasonably request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements prepared for the Fund by its independent public accountant and such reasonable number of copies of the most current prospectus, statement of additional information, and annual and interim reports of any Series as UBS PaineWebber may request, and Brinson Advisors shall cooperate fully in the efforts of UBS PaineWebber to sell and arrange for the sale of Shares and in the performance of UBS PaineWebber under this Agreement.

  (c) Brinson Advisors shall comply with all state and federal laws and regulations applicable to a distributor of the Shares.

  (d) Brinson Advisors shall promptly notify UBS PaineWebber if the Fund's Registration Statement ceases to become effective.

  (e) Brinson Advisors represents and warrants that as of the date hereof and throughout the term of this Agreement the Shares of the Fund are qualified for sale under or are exempt from the requirements of the respective securities laws of the states and jurisdictions listed on Schedule B of this Agreement. Brinson Advisors shall promptly notify UBS PaineWebber in the event Shares of the Fund cease to be qualified for sale under or cease to qualify for an exemption from the requirements of the respective securities laws of the states and jurisdictions listed on Schedule B.

  6.  Advertising.  Brinson Advisors agrees to make available such sales and
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advertising materials relating to the Shares as Brinson Advisors in its discretion determines appropriate. UBS PaineWebber agrees to submit all sales and advertising materials developed by it relating to the Shares to Brinson Advisors for approval. UBS PaineWebber agrees not to publish or distribute such materials to the public without first receiving such approval in writing. Brinson Advisors shall assist UBS PaineWebber in obtaining any regulatory approvals of such materials that may be required of or desired by UBS PaineWebber.

  7.  Records.  UBS PaineWebber agrees to maintain all records required by
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applicable state and federal laws and regulations relating to the offer and sale of the Shares. Brinson Advisors and its representatives shall have access to such records during normal business hours for review or copying.

                                      -3-
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  8.  Expenses of UBS PaineWebber.  UBS PaineWebber shall bear all costs and
      ---------------------------
expenses of (i) preparing, printing, and distributing any materials not prepared by the Fund or Brinson Advisors and other materials used by UBS PaineWebber in connection with its offering of the Shares for sale to the public; (ii) any expenses of advertising incurred by UBS PaineWebber in connection with such offering; (iii) the expenses of registration or qualification of UBS PaineWebber as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification; and (iv) all compensation paid to UBS PaineWebber's Financial Advisors or other employees and others for selling Shares, and all expenses of UBS PaineWebber, its Financial Advisors and employees and others who engage in or support the sale of Shares as may be incurred in connection with their sales efforts. UBS PaineWebber shall bear such additional costs and expenses as it and Brinson Advisors may agree upon. Brinson Advisors shall advise the Board of any such agreement as to additional costs and expenses borne by but shall not be required to obtain prior approval for such agreements from the Board.

  9.  Indemnification.
      ---------------

  (a) Brinson Advisors agrees to indemnify, defend, and hold UBS PaineWebber, its officers and directors, and any person who controls UBS PaineWebber within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending such claims, demands, or liabilities and any counsel fees incurred in connection therewith) which UBS PaineWebber, its officers, directors, or any such controlling person may incur under the 1933 Act, under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement; arising out of or based upon any alleged omission to state a material fact required to be stated in the Registration Statement thereof or necessary to make the statements in the Registration Statement thereof not misleading; or arising out of any sales or advertising materials with respect to the Shares provided by Brinson Advisors to UBS PaineWebber. However, this indemnity agreement shall not apply to any claims, demands, liabilities, or expenses that arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by UBS PaineWebber to Brinson Advisors or the Fund for use in the Registration Statement or in any sales or advertising material; and further provided, that in no event shall anything contained herein be so construed as to protect UBS PaineWebber against any liability to Brinson Advisors or the Fund or to the shareholders of any Series to which UBS PaineWebber would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations under this Agreement.

      (b) UBS PaineWebber agrees to indemnify, defend, and hold Brinson Advisors and its officers and directors, the Fund, its officers and Board members, and any person who controls Brinson Advisors or the Fund within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Brinson Advisors or its officers or directors or the Fund, its officers or Board members, or any such controlling person may incur

                                      -4-
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under the 1933 Act, under common law or otherwise arising out of or based upon any breach by UBS PaineWebber of its duties or obligations under this Agreement.

  10.  Duration and Termination.
       ------------------------

       (a) Notwithstanding the foregoing, with respect to a class of Shares of any Series this Agreement may be terminated at any time, without the payment of any penalty, by either party, upon the giving of 30 days' written notice. Such notice shall be deemed to have been given on the date it is received in writing by the other party or any officer thereof.

       (b) Termination of this Agreement with respect to a class of Shares of any given Series shall in no way affect the continued validity of this Agreement or the performance thereunder with respect to any other classes of Shares of that Series or any classes of Shares of any other Series. This Agreement will automatically terminate in the event of its assignment or in the event that the Underwriting Contract is terminated.

  11.  Amendment of this Agreement.  No provision of this Agreement may be
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amended, changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

  12.  Use of UBS PaineWebber Name.  UBS PaineWebber hereby authorizes Brinson
       ---------------------------
Advisors to use the name "UBS PaineWebber Inc." or any name derived therefrom in any sales or advertising materials prepared and/or used by Brinson Advisors in connection with its duties as distributor of the Shares, but only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of UBS PaineWebber.

  13.  Governing Law.  This Agreement shall be construed in accordance with the
       -------------
laws of the State of New York and the 1940 Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

  14.  Miscellaneous.  The captions in this Agreement are included for
       -------------
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the term "assignment" shall have the same meaning as such term has in the 1940 Act. Where the effect of a requirement of the 1940 Act reflected in any provision of this Contract is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

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  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated as of the day and year first written above.

                                               BRINSON ADVISORS, INC.
ATTEST:
By: /s/ Rita Barnett                           By: /s/ Robert P. Wolfangel
    -------------------------                  -----------------------------
    Rita Barnett                               Name: Robert P. Wolfangel
    Associate Director                         Title:  Executive Director

ATTEST:                                        UBS PAINEWEBBER INC.
By: /s/ Bruce Bursey                           By: /s/ Brendan Boyle
    -------------------------                  -----------------------------
    Bruce Bursey                               Name: Brendan Boyle
    Executive Vice President                   Title:  Senior Vice President

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                                   SCHEDULE A
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  Brinson Select Money Market Fund                       0.03%

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                                   SCHEDULE B
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  All fifty (50) states

  District of Columbia

  Puerto Rico

  Virgin Islands

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